As filed with the Securities and Exchange Commission on March 11, 2016

Registration No. 333-206398

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bonanza Creek Energy, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1630631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(720) 440-6100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard J. Carty President and Chief Executive Officer Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100	Christopher I. Humber, Esq. Executive Vice President, General Counsel and Secretary Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr., Esq.

Byron B. Rooney, Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

* Certain subsidiaries of Bonanza Creek Energy, Inc. are also registrants and are identified herein.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (1)
Bonanza Creek Energy, Inc.
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Debt Securities (3)
Warrants (4)
Purchase Contracts
Units
Certain subsidiaries of Bonanza Creek Energy, Inc. identified on the following page
Guarantees of Debt Securities (5)
Total			$300,000,000	$30,210	(6)

(1)             Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement with an aggregate initial offering price not to exceed $300,000,000. The proposed maximum aggregate price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(o), the registration fee is calculated on the maximum aggregate offering price of all securities listed, and the table does not specify information by each class about the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price.

(2)             Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)             Debt securities may be issued at an original issue discount or at a premium. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(4)             The warrants covered by this registration statement may be debt warrants or equity warrants.

(5)             Debt  securities may be issued without guarantees or may be guaranteed. No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

(6)             Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter (1)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Bonanza Creek Energy Operating Company, LLC	Delaware	20-4830537
Bonanza Creek Energy Resources, LLC	Delaware	26-2526378
Bonanza Creek Energy Upstream LLC	Delaware	26-2526378
Bonanza Creek Energy Midstream, LLC	Delaware	26-2526378
Holmes Eastern Company, LLC	Delaware	26-4665456
Rocky Mountain Infrastructure, LLC	Delaware	20-4830537

(1)           The address and telephone number of each additional registrant’s principal executive office is 410 17th Street, Suite 1400, Denver, CO 80202, telephone (720) 440-6100.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-206398) of Bonanza Creek Energy, Inc. (the “Registrant”) is being filed because the Registrant is no longer a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act). Accordingly, the Registrant is filing this Post-Effective Amendment No. 2 for the purpose of amending the Registration Statement to convert it from a Form S-3 ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 11, 2016

PROSPECTUS

Bonanza Creek Energy, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

Bonanza Creek Energy Operating Company, LLC

Bonanza Creek Energy Resources, LLC

Bonanza Creek Energy Upstream LLC

Bonanza Creek Energy Midstream, LLC

Holmes Eastern Company, LLC
Rocky Mountain Infrastructure, LLC

Guarantees of Debt Securities

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units, which we refer to collectively as the “securities”. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us under the prospectus will not exceed $300,000,000. This prospectus also relates to guarantees of debt securities by any of the subsidiaries identified in this prospectus. You should read this prospectus, any prospectus supplement, any related free writing prospectus, and any documents incorporated by reference herein and therein, carefully before you invest.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 6 before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2016

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. Unless otherwise stated in this prospectus or the context otherwise requires, the terms “Bonanza Creek Energy,” “we,” “us,” and “our” refer to Bonanza Creek Energy, Inc. and its subsidiaries.

BONANZA CREEK ENERGY, INC.

We are an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Bonanza Creek Energy is listed on the New York Stock Exchange (“NYSE”) and is traded under the ticker symbol “BCEI.”

Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell up to $300,000,000 in total aggregate offering price of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings. Other information about us is also on our website at www.bonanzacrk.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website do not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed with the SEC), prior to the termination of the offering under this prospectus:

(a)              our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;

(b)              our Definitive Proxy Statement on Schedule 14A filed on April 29, 2015;

(c)               our Current Reports on Form 8-K filed on February 29, 2016 and March 10, 2016; and

(d)              the description of our common stock in our registration statement on Form 8-A filed on December 9, 2011.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Bonanza Creek Energy, Inc.

Attention: Investor Relations

410 17th Street, Suite 1400

Denver, CO 80202

Telephone: (720) 440-6100

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements may include statements about:

•                  our business strategies and intent to maximize liquidity;

•                  reserve estimates;

•                  estimated sales volumes;

•                  amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

•                  our ability to modify future capital expenditures;

•                  our ability to consummate certain strategic divestitures;

•                  the Wattenberg Field being the most prospective area of the Niobrara formation;

•                  realization of anticipated cost reductions;

•                  compliance with debt covenants;

•                  our ability to fund and satisfy obligations related to ongoing operations;

•                  compliance with government regulations;

•                  adequacy of gathering systems and impact from the lack of available gathering systems and processing facilities in certain areas;

•                  natural gas, oil and natural gas liquid prices and factors affecting the volatility of such prices;

•                  impact of lower commodity prices;

•                  sufficiency of impairments;

•                  the ability to use derivative instruments to manage commodity price risk and ability to use such instruments in the future;

•                  our drilling inventory and drilling intentions;

•                  our estimated revenues and losses;

•                  the timing and success of specific projects;

•                  our implementation of long reach laterals in the Wattenberg Field;

•                  our use of multi-well pads to develop the Niobrara and Codell formations;

•                  intention to continue to optimize enhanced completion techniques and well design changes;

•                  intentions with respect to working interest percentages;

•                  our management and technical team;

•                  outcomes and effects of litigation, claims and disputes;

•      primary sources of future production growth;

•      full delineation of the Niobrara B and C benches in our legacy acreage;

•                  our ability to replace oil and natural gas reserves;

•      our ability to convert proved undeveloped reserves to producing properties within five years of their initial proved booking;

•                  impact of recently issued accounting pronouncements;

•                  the impact of customary royalty interests, overriding royalty interests, obligations incident to operating agreements, liens for current taxes and other industry-related constraints;

•                  our financial position;

•                  our cash flow and liquidity;

•                  the adequacy of our insurance; and

•                  other statements concerning our operations, economic performance and financial condition.

We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

Factors that could cause actual results to differ materially include, but are not limited to, the following:

•                  further declines or volatility in the prices we receive for our oil, natural gas liquids and natural gas;

•                  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

•                  ability of our customers to meet their obligations to us;

•                  our access to capital;

•                  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

•                  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•                  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

•                  the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation);

•                  environmental risks;

•                  seasonal weather conditions;

•                  lease stipulations;

•                  drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

•                  ability to acquire adequate supplies of water for drilling and completion operations;

•                  availability of oilfield equipment, services and personnel;

•                  exploration and development risks;

•                  competition in the oil and natural gas industry;

•                  management’s ability to execute our plans to meet our goals;

•                  risks related to our derivative instruments;

•                  our ability to attract and retain key members of our senior management and key technical employees;

•                  ability to maintain effective internal controls;

•                  access to adequate gathering systems and pipeline take-away capacity to provide adequate infrastructure for the products of our drilling program;

•                  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

•                  costs and other risks associated with perfecting title for mineral rights in some of our properties;

•                  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage;

•                  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing; and

•                  other risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein.

The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Years Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	—(1)	1.6x	5.7x	15.5x	6.9x

(1)         Earnings were inadequate to cover fixed charges for the year ended December 31, 2015 by a deficiency of $910.4 million.

DESCRIPTION OF SHARE CAPITAL

The following description of certain provisions of our second amended and restated certificate of incorporation and our third amended and restated bylaws does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of our second amended and restated certificate of incorporation and our third amended and restated bylaws. Our second amended and restated certificate of incorporation and our third amended and restated bylaws are incorporated by reference in this registration statement for these securities and have been incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015. You should read the second amended and restated certificate of incorporation and third amended and restated bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 225,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. As of March 9, 2016, we had 49,765,826 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

The rights of our stockholders are governed by the Delaware General Corporation Law (the “DGCL”), our second amended and restated certificate of incorporation and our third amended and restated bylaws.

Our common stock is listed on the NYSE under the symbol “BCEI.”

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The affirmative vote of at least a majority of our outstanding voting stock will be required to amend or repeal provisions of our second amended and restated certificate of incorporation.

Dividend and Liquidation Rights. Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds lawfully available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

No Preemptive, Conversion or Redemption Rights. Our common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to our common stock, nor are there any provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of common stock. There are no restrictions on alienability of the common stock subject to this registration statement.

Registration Rights. We have entered into a registration rights agreement with certain of our stockholders relating to the shares of common stock held by such stockholders and covered by such agreement. Under the registration rights agreement, the rights holders have the right, subject to certain terms and conditions, to require us to register under the Securities Act for offer and sale all or a portion of the shares of common stock held by such stockholders.

Preferred Stock

Pursuant to the DGCL and our second amended and restated certificate of incorporation, our board of directors is authorized to provide for the issuance of one or more series of shares of preferred stock having such number of shares, powers, designations, preferences and relative participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Shares of preferred stock, if issued, would have priority over shares of common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of shares of common stock, could adversely affect the rights and powers, including voting rights, of shares of common stock and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Certain Anti-Takeover Matters

Certificate of Incorporation and Bylaws.  Our second amended and restated certificate of incorporation and third amended and restated bylaws contain provisions that we describe in the following paragraphs, which may delay, defer, or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Among other things, our second amended and restated certificate of incorporation and third amended and restated bylaws:

•                  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•                  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•                  provide that the authorized number of directors may be changed only by resolution of the board of directors;

•                  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                  provide that stockholders may only act at a duly called meeting and may not act by written consent in lieu of a meeting;

•                  provide that stockholders are not permitted to call special meetings of stockholders. Only our board of directors, Chairperson, Chief Executive Officer and President are permitted to call a meeting of stockholders; and

•                  provide that our board of directors may alter or repeal our bylaws or approve new bylaws without further stockholder approval.

Delaware Anti-Takeover Law.  Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•                  our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors or officers and issued pursuant to employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•                  the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our second amended and restated certificate of incorporation in the future to elect not to be governed by the anti-takeover law.

Transfer Agent and Registrar

Our transfer agent and registrar is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities will constitute either senior or subordinated debt of Bonanza Creek Energy. The debt securities that are sold may be exchangeable for and/or convertible into shares of common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

If so provided in a prospectus supplement, the debt securities will have the benefit of the full and unconditional guarantees (subject to certain customary limitations), jointly and severally, from any of the following 100% owned subsidiaries of Bonanza Creek Energy:

•                  Bonanza Creek Energy Operating Company, LLC;

•                  Bonanza Creek Energy Resources, LLC;

•                  Bonanza Creek Energy Upstream LLC;

•                  Bonanza Creek Energy Midstream, LLC;

•                  Holmes Eastern Company, LLC; and

•                  Rocky Mountain Infrastructure, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•                  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•                  currencies; or

•                  commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Bonanza Creek Energy, the trustees, the warrant agents, the unit agents or any other agent of Bonanza Creek Energy, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Bonanza Creek Energy may sell the securities in one or more of the following ways (or in any combination) from time to time:

•                  through underwriters or dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•                  in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  directly to a limited number of purchasers or to a single purchaser;

•                  through agents; or

•                  through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by them;

•                  the purchase price of such securities and the proceeds to be received by Bonanza Creek Energy, if any;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If Bonanza Creek Energy uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•                  negotiated transactions;

•                  at a fixed public offering price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Bonanza Creek Energy may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Bonanza Creek Energy may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Bonanza Creek Energy at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Bonanza Creek Energy to indemnification by Bonanza Creek Energy against certain civil liabilities, including, without limitation, liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Bonanza Creek Energy and its affiliates in the ordinary course of business.

Each series of securities other than our shares of common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our shares of common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Bonanza Creek Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Bonanza Creek Energy Inc.’s internal controls over financial reporting, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing

The historical oil and natural gas reserve information and related information included and incorporated by reference in this prospectus supplement have been derived from engineering reports prepared by Netherland, Sewell & Associates, Inc. (“NSAI”), as outlined below. The proved reserve estimates at December 31, 2015 and 2014 are based on reports prepared by our internal corporate reservoir engineering group, of which 100% were audited by NSAI. The proved reserve estimates at December 31, 2013 are based on a report prepared by NSAI. In  preparing this report, NSAI evaluated 100% of our estimated proved reserves. The estimates have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC Registration fee	$30,210 (1)
Listing fees	(2)
FINRA filing fees	(2)
Printing and engraving expenses	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Transfer agent, registrar and trustee fees	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1)         Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.

(2)         Not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrant anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Our second amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company will be limited to the fullest extent permitted by the amended DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our second amended and restated certificate of incorporation contains indemnification rights for our directors and our officers. Additionally, our third amended and restated bylaws provides that we will indemnify and advance expenses to any officer or director to the fullest extent authorized by the DGCL and that persons who are not directors or officers may be similarly indemnified for service to the Company to the extent authorized by our board of directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities. Further, we have entered into written indemnity agreements with our directors and executive officers. Under these agreements, if a director or officer makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors will review the relevant facts and make a determination regarding whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnity agreement) us to indemnify the officer or director.

Any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder, may provide for indemnification of directors and certain officers of the Registrant by the underwriters against certain liabilities. To the extent that the Registrant enters into any such underwriting agreement, the Registrant will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.

The foregoing is only a general summary of certain aspects of Delaware law, our second amended and restated certificate of incorporation and our third amended and restated bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, our second amended and restated certificate of incorporation and third amended and restated bylaws.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement between Bonanza Creek Energy, Inc. and underwriters to be named*
4.1	Specimen of Certificate for Preferred Stock, par value $0.001*
4.2

Indenture, dated as of July 18, 2014, between Bonanza Creek Energy, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 18, 2014)

4.3	Form of Note*
4.4	Form of Warrant Agreement between Bonanza Creek Energy, Inc. and a warrant agent to be named*
4.5	Form of Purchase Contract*
4.6	Form of Unit Agreement between Bonanza Creek Energy, Inc. and a unit agent to be named*
4.7

Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 22, 2011, and incorporated herein by reference)

4.8	Third Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 1, 2013, and incorporated herein by reference)
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Hein & Associates LLP
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney†
25.1	Statement of Eligibility on Form T-1 of Trustee for Indenture†

*                 To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

†      Previously filed.

Item 17. Undertakings

(a)              The undersigned registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                  If the registrant is relying on Rule 430B:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)               If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)              That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)              For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(c)               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)               The undersigned registrant hereby undertakes that:

(i)                  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)               For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)                The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

BONANZA CREEK ENERGY, INC.

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and	March 11, 2016
Richard J. Carty	Director (principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer (principal financial officer)

*	Vice President and Chief Accounting	March 11, 2016
Wade E. Jaques	Officer (principal accounting officer)

*	Chairman of the Board	March 11, 2016
James A. Watt

*	Director	March 11, 2016
Marvin M. Chronister

*	Director	March 11, 2016
Kevin A. Neveu

*	Director	March 11, 2016
Gregory P. Raih

*	Director	March 11, 2016
Jeff E. Wojahn

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 11, 2016
Richard J. Carty	(principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer (principal financial officer)

*	Vice President and Chief Accounting	March 11, 2016
Wade E. Jaques	Officer (principal accounting officer)

BONANZA CREEK ENERGY, INC.

*	Manager	March 11, 2016
Name: Richard J. Carty Title: President and Chief Executive Officer

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

BONANZA CREEK ENERGY RESOURCES, LLC

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 11, 2016
Richard J. Carty	(principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer and Manager (principal financial officer)

*	Vice President and Chief Accounting	March 11, 2016
Wade E. Jaques	Officer (principal accounting officer)

*	Manager	March 11, 2016
Christopher I. Humber

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

BONANZA CREEK UPSTREAM LLC

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 11, 2016
Richard J. Carty	(principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer and Manager (principal financial officer)

*	Vice President and Chief Accounting	March 11, 2016
Wade E. Jaques	Officer (principal accounting officer)

*	Manager	March 11, 2016
Christopher I. Humber

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

BONANZA CREEK ENERGY MIDSTREAM, LLC

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 11, 2016
Richard J. Carty	(principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer and Manager (principal financial officer)

*	Vice President and Chief Accounting	March 11, 2016
Wade E. Jaques	Officer (principal accounting officer)

*	Manager	March 11, 2016
Christopher I. Humber

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

HOLMES EASTERN COMPANY, LLC

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 11, 2016
Richard J. Carty	(principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer (principal financial officer)

*	Vice President and Chief Accounting Officer	March 11, 2016
Wade E. Jaques	(principal accounting officer)

BONANZA CREEK ENERGY OPERATING COMPANY, LLC	Manager	March 11, 2016

*
Name: Richard J. Carty Title: President and Chief Executive Officer

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 11, 2016.

ROCKY MOUNTAIN INFRASTRUCTURE, LLC

By:	/s/ WILLIAM J. CASSIDY
	Name:	William J. Cassidy
	Title:	Executive Vice President and Chief Financial Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	March 11, 2016
Richard J. Carty	(principal executive officer)

/s/ WILLIAM J. CASSIDY	Executive Vice President and Chief	March 11, 2016
William J. Cassidy	Financial Officer and Manager (principal financial officer)

*	Vice President and Chief Accounting	March 11, 2016
Wade E. Jaques	Officer (principal accounting officer)

*	Manager	March 11, 2016
Christopher I. Humber

* By:	/s/ WILLIAM J. CASSIDY
Name: William J. Cassidy
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement between Bonanza Creek Energy, Inc. and underwriters to be named*
4.1	Specimen of Certificate for Preferred Stock, par value $0.001*
4.2

Indenture, dated as of July 18, 2014, between Bonanza Creek Energy, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 18, 2014)

4.3	Form of Note*
4.4	Form of Warrant Agreement between Bonanza Creek Energy, Inc. and a warrant agent to be named*
4.5	Form of Purchase Contract*
4.6	Form of Unit Agreement between Bonanza Creek Energy, Inc. and a unit agent to be named*
4.7

Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 22, 2011, and incorporated herein by reference)

4.8	Third Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 1, 2013, and incorporated herein by reference)
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Hein & Associates LLP
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney†
25.1	Statement of Eligibility on Form T-1 of Trustee for Indenture†

*                 To be filed, if necessary, as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

†                 Previously filed.